EXHIBIT 10.4

October 24, 2003



Joseph R. Andrade, M.D.
131 Fox Meadow Drive
Scarsdale, New York 10583


Dear Dr. Andrade:

Subject to the terms and conditions set forth below, we are pleased to propose the following transaction between MedStrong International Corporation ("Buyer") and you in your individual capacity ("Seller").


I. CLOSING DATE
   ------------

The closing date (the "Closing Date") shall occur on such date as the parties hereto shall mutually agree; provided, however, that the Closing Date shall not occur later than March 15, 2004.


II. TRANSACTION
    -----------

On the Closing Date,

(A) Seller shall sell, assign, transfer and convey to Buyer all of Seller's right, title and interest in and to (i) that certain aerosol holding chamber for use with a metered dose inhaler invented by Seller (the "Product"), and
    (ii) United States Patents numbered 5,855,202 and 6,240,917 and any subsequent patents issued to Seller with respect to the Product (collectively, the "Patents") (the Product and the Patents being hereinafter referred to as the "Assets"); and

(B) Buyer shall purchase and acquire all of Seller's right, title and interest in and to, and (except as otherwise expressly provided) assume all of Seller's obligations with respect to, the Assets.


PURCHASE PRICE

(A) In consideration for the sale described in Paragraph II(A) above, and assuming that all conditions precedent have been satisfied, on the Closing Date Buyer shall pay to Seller the purchase price ("Purchase Price") in the amount of Twenty Five Thousand Dollars ($25,000).

(B) In addition to the Purchase Price payable on the Closing Date, Buyer will pay Seller Twenty Percent (20%) of (i) any royalty Buyer may receive from the ultimate manufacturer of the Product and (ii) any "front money" or other tangible benefit Buyer may receive from the ultimate manufacturer inconsideration for entering into a long-term production/distribution agreement (the "Royalty").

    The Purchase Price and/or the Royalty may be subject to adjustment in the event that (i) due diligence discloses any material variation from the assumptions upon which the parties have based their calculation of the Purchase Price or (ii) one or more conditions precedent remain unsatisfied as of the
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    Closing Date and,  notwithstanding  the same, the parties  mutually agree to consummate the transaction contemplated hereunder.


IV. CONDITIONS PRECEDENT
    --------------------

(A) Buyers' obligation to pay the Purchase Price and to take such other actions as may be necessary to consummate the transaction contemplated hereunder is subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

       (i) Buyer shall be satisfied that Seller has the ability to transfer, sell and assign complete interest the Assets free and clear of any competing claims or other encumbrances whatsoever;

       (ii) Buyer shall be satisfied, in its sole and absolute discretion, that a market exists for the Product and that the market is of a size sufficient to make production and distribution of the Product economically feasible;

       (iii)Seller shall have agreed to make himself available to Buyer, upon reasonable notice, to participate in meetings and/or presentations requiring demonstration of, or technical discussion with respect to, the Product; provided that the reasonable expenses of Seller shall be reimbursed by Buyer;

       (iv) Seller     and     Buyer     shall     have     agreed     upon    a
            non-competition/non-circumvention clause of reasonable scope and duration;

       (v) Buyer shall have received such evidence as it may reasonably require that Seller has obtained all consents and approvals necessary to enable him to consummate the transaction contemplated hereunder; and

       (vi) Buyer shall have received usual and customary representations from Seller.


(B) Seller's obligation to make the sale, assignment, transfer and conveyance described in Paragraph II(A) above and to take such other actions as may be necessary to consummate the transaction contemplated hereunder is subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

       (i) Buyer shall have available for delivery to Sellers in same day funds the full amount of the Purchase Price;

       (ii) Seller shall have received such evidence as it may reasonably require that Buyer has obtained all consents and approvals necessary to enable it to consummate the transaction contemplated hereunder; and

       (iii)Seller shall have received usual and customary representations from Buyer.


V. INDEMNIFICATION
   ---------------

(A) Each party hereto shall bear its own costs and expenses with respect to the negotiation and consummation of the transaction contemplated hereunder; provided, however, that should either party fail to negotiate in good faith to effect the consummation of the transaction contemplated hereunder, such party shall fully indemnify the other for all such costs and expenses.

(B) Seller shall indemnify and hold harmless Buyer from and against any and all debts, claims, liabilities, damages and obligations (and related costs and expenses) arising out of or in any way related to (i) any act, omission or misrepresentation of Seller, or (ii) the Assets prior to the Closing Date.

(C) Buyer shall indemnify and hold harmless Seller from and against any and all debts, claims, liabilities, damages and obligations (and related costs and expenses) arising out of or in any way related to (i) any act, omission or misrepresentation of Buyer or any of Buyer's officers, employees or agents, or (ii) the Assets subsequent to the Closing Date.


VI. DUE DILIGENCE
    -------------

Seller shall make available to Buyer at reasonable times upon reasonable notice such of its personnel and files, records and other documents as Buyer shall reasonably require in order to confirm the representations that have been made by Seller with respect to the Assets and the assumptions upon which Buyer has based its calculation of the Purchase Price and the Royalty. In the event that such due diligence reveals any material variation from such representations and assumptions, Buyer may elect to (i) terminate its participation in this transaction without further obligation to the Seller, or (ii) propose an adjusted Purchase Price or Royalty and/or other modifications to the transaction that Seller may accept or reject in its sole discretion.


VII. DOCUMENTATION
     -------------

The obligations of each party with respect to the transaction contemplated hereunder shall be subject to, and conditioned upon, the execution and delivery of definitive documentation acceptable to each party. Unless otherwise agreed to, the preparation of such documentation shall be the responsibility of Buyer.


VIII. CONFIDENTIALITY
      ---------------

Unless otherwise agreed to by Buyer, Seller shall make no public announcement or other disclosure in any way relating to this proposed transaction to any person including, but not limited to, the Retailers, Service Contract holders and Sellers' employees and suppliers.



IX. ENFORCEABILITY
    --------------

Notwithstanding anything to the contrary set forth herein, Buyer's obligation to consummate the transaction described herein shall be subject to (i) negotiation of acceptable documentation, (ii) approval of the transaction by its Board of Directors and (iii) satisfactory completion of its due diligence as described in Paragraph VI.


X. GOVERNING LAW
   -------------

This letter of intent shall be governed by and construed in accordance with the laws of the State of New York .

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If the forgoing is  acceptable  to you,  please  execute and return the enclosed copy of this letter.


                           Sincerely,


                           MEDSTRONG INTERNATIONAL CORPORATION


                           By:
                              ------------------------
                           Name:
                           Title:



Agreed to and accepted this 24th day of October, 2003.



------------------------------
Joseph R. Andrade, M.D.